Exhibit (a)(v)

TEKLA WORLD HEALTHCARE FUND

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, by Action of Written Consent, the Trustees of Tekla World Healthcare Fund (“The Fund”), the Trustees of the Fund appointed Jeffrey A. Bailey as Trustee to the Fund, effective upon his written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated March 5, 2015 and filed with the Secretary of State of the Commonwealth of Massachusetts on March 9, 2015, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee’s appointment, the seven Trustees of the Tekla World Healthcare Fund are:

Jeffrey A. Bailey	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02109

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Oleg M. Pohotsky	100 Federal Street, 19th Floor
Boston, MA 02110

William S. Reardon	100 Federal Street, 19th Floor
Boston, MA 02110

Lucinda H. Stebbins	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 27th day of August, 2020, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/Laura Woodward_____________

Laura Woodward, Secretary